                                                                 EXHIBIT (a)(53)

                                                            [PEOPLESOFT(R) LOGO]

                                                          PeopleSoft Analyst Day
                                                               September 4, 2003

Forward Looking Comments

- This presentation contains forward looking statements. These statements reflect PeopleSoft's current beliefs and are based on information currently available to PeopleSoft. Actual results may differ materially. For a more detailed discussion of information regarding risks that may affect the Company's operating results, please refer to the Company's most recent Report on Form 10-K or Form 10-Q. The Company undertakes no obligation to update or revise these forward looking statements.

                                                            [PEOPLESOFT(R) LOGO]

Financial Measures

- During the course of this presentation, we reference results and projections from recurring operations, a non-GAAP financial measure. For a reconciliation of GAAP to non-GAAP financial measures please see our website at www.peoplesoft.com.

                                                            [PEOPLESOFT(R) LOGO]

                                                            [PEOPLESOFT(R) LOGO]

                                  Craig Conway

                                 President, CEO

PeopleSoft                               J.D. Edwards

-         Financial Services             -          Manufacturing & Distribution

-         Telecom                        -          Construction

-         Healthcare                     -          Pulp & Paper

-         Staffing                       -          Real Estate

-         Higher Education               -          Mining

-         Government                     -          CPG

                                                            [PEOPLESOFT(R) LOGO]

                      A leader in more than 25 industries

-         Financial Services             -          Manufacturing & Distribution

-         Telecom                        -          Construction

-         Healthcare                     -          Pulp & Paper

-         Higher Education               -          Real Estate

-         Staffing                       -          Mining

-         Government                     -          Industrial Products

-         Life Sciences                  -          High Technology

-         Content/Media                  -          Pharmaceuticals

-         Professional Services          -          Medical Devices

-         Consumer Goods                 -          Automotive

-         K-12                           -          Aerospace & Defense

-         Utilities                      -          Wholesale Distribution

-         Energy

                                                            [PEOPLESOFT(R) LOGO]

                                                          PeopleSoft Analyst Day
                                                               September 4, 2003

PeopleSoft                               J.D. Edwards

-    HCM                                 -    Manufacturing

-    Financials                          -    Distribution

-    CRM                                 -    Asset Management

-    SRM                                 -    Real Estate

-    Analytics

                                                            [PEOPLESOFT(R) LOGO]

                                                            [PEOPLESOFT(R) LOGO]

                                                          PeopleSoft Analyst Day
                                                               September 4, 2003

PeopleSoft Product Families

                               PEOPLESOFT ENTERPRISE

                             PEOPLESOFT ENTERPRISEONE

                                 PEOPLESOFT WORLD

                                                            [PEOPLESOFT(R) LOGO]

                                                            [PEOPLESOFT(R) LOGO]

                                                          PeopleSoft Analyst Day
                                                               September 4, 2003

                                                            [PEOPLESOFT(R) LOGO]

                                 Bob Dutkowsky

                                                            [PEOPLESOFT(R) LOGO]

                                                          PeopleSoft Analyst Day
                                                               September 4, 2003

                                                            [PEOPLESOFT(R) LOGO]

                                  Kevin Parker

                         EVP & Chief Financial Officer

2004 Forecast

Revenues (in Millions)

      License                                                  $700 - $715

      Professional Services                                    $975 - $990

      Maintenance                                          $1,160 - $1,175

  Total 2004 Revenues                                  $2.8 - $2.9 Billion

                                                            [PEOPLESOFT(R) LOGO]

2004 Forecast

Revenues (in Millions)

License                            $700 - $715

Professional Services              $975 - $990

Maintenance                    $1,160 - $1,175
                           -------------------
  Total 2004 Revenues      $2.8 - $2.9 Billion

Pro forma Results*

   Operating Margin                        +17%

   Earnings per Share              $0.90-$0.95

*excluding the impact of purchase accounting adjustments.



--------------------------------------------------------------------------------

                                                                     FY 2004
                                                                  ------------
FORECAST OPERATING MARGIN RECONCILIATION:**
Operating margin from recurring operations                                17.0%
   Deferred maintenance write-down                                        (3.0)%
   Amortization of acquired intangible assets                             (3.0)%
   Facilities restructuring charges and other                             (0.4)%
                                                                  ------------
GAAP operating margin                                                     10.6%
                                                                  ============

--------------------------------------------------------------------------------


2004 Forecast GAAP Operating Results**

2004 Pro Forma EPS                            $.90 - $.95

Impact of Deferred Maintenance*                     ($.18)

Intangible Amortization                          ($.14-15)
                                              -----------
  2004 GAAP EPS                               $.57 - $.62
                                              -----------

*Deferred Maintenance write down in acquisition accounting. Impact limited to first year only.

EPS calculated assuming 386.5 million shares outstanding in 2004

                                                           [PEOPLESOFT(R) LOGO]

----------
** The bottom two sections are included on this page for purposes of this amendment to Schedule 14D-9 only and do not appear on this page in the original power point presentation materials.

2004 License Revenue Model

+11,000 Customers

Up Sell / Cross Sell
 64% of License Revenue

Continue New Customer
 success (100 in Q2)

[PIE CHART]

UP SELL         28%
NEW             36%
CROSS SELL      36%


                                                            [PEOPLESOFT(R) LOGO]

2004 License Revenue Assumptions

$700-$715 million

     -    5% growth in Core PSFT and JDEC business

     -    $30 - $40 million in additional revenue identified

     -    Expanded verticals, products, markets

                                                            [PEOPLESOFT(R) LOGO]

2004 Consulting Revenue Assumptions

$975 - $990 million

     -    PSFT Industry Leading Results

     -    Leverage PSFT Experience to JDEC

     -    $30-$40 million pretax profit improvement

                                                            [PEOPLESOFT(R) LOGO]

2004 Maintenance Revenue Assumptions

$1.16 - $1.18 billion

     -    + 10% annual growth

     -    Deferred Maintenance +$650 million at close

          -    Impacted by purchase accounting adjustments

               -    JDEC deferred maintenance write down

               -    $200 million written down to $50 million

               -    Balance rebuilt in one year (or less)

                                                            [PEOPLESOFT(R) LOGO]

Identified 2004 Financial Synergies

REVENUE OPPORTUNITIES:
     -    Cross Selling                    $30 - $40
EXPENSE SYNERGIES:
     -    G&A - headcount                  $10 - $15
     -    IT - infrastructure              $15 - $20
     -    Facilities - duplication         $18 - $20
     -    Marketing - programs             $25 - $27
     -    Sales - consolidation            $30 - $35
     -    Consulting - utilization         $30 - $40
     -    Other                            $ 9 - $10
                                           ---------
Total Identified Synergies            $167 - $207 million
                                      -------------------

Dollars in millions

                                                            [PEOPLESOFT(R) LOGO]

Identified 2004 Financial Synergies

CURRENT HEADCOUNT

  PeopleSoft                               8,000

  J.D. Edwards                             5,000
                                     -----------
     Combined                             13,000
                                     -----------
TOTAL REDUCTIONS (7% decrease)       750 - 1,000
G&A, Marketing, middle management
                                     -----------
2004 PLANNED HEADCOUNT                    12,000
                                     -----------

Virtually no reductions in Development, Sales Reps, Consultants

                                                            [PEOPLESOFT(R) LOGO]

2004 Operating Model

License Margin                            88 - 90%

Service Margin                            54 - 55%

(Including purchase accounting impact)

 Expenses as a % of Revenue:

    Product Development                        16%

    Sales & Marketing                          25%

    G & A                                 6.5 - 7%

Pro Forma Operating Margin*                   +17%

*EXCLUDING THE IMPACT OF PURCHASE ACCOUNTING ADJUSTMENTS

                                                           [PEOPLESOFT(R) LOGO]

-------------------------------------------------------------------------------

                                                      FY 2004
                                                    ------------
FORECAST OPERATING MARGIN RECONCILIATION:**
Operating margin from recurring operations             17.0%
   Deferred maintenance write-down                     (3.0)%
   Amortization of acquired intangible assets          (3.0)%
   Facilities restructuring charges and other          (0.4)%
                                                    ------------
GAAP operating margin                                  10.6%
                                                    ============

----------
** This bottom section is included on this page for purposes of this amendment to Schedule 14D-9 only and does not appear on this page in the original power point presentation materials.

2004 Forecast GAAP Operating Results

2004 Pro Forma EPS                            $.90 - $.95

Impact of Deferred Maintenance*                     ($.18)

Intangible Amortization                          ($.14-15)
                                              -----------
  2004 GAAP EPS                               $.57 - $.62
                                              -----------

*Deferred Maintenance write down in acquisition accounting. Impact limited to first year only.

EPS calculated assuming 386.5 million shares outstanding in 2004

                                                           [PEOPLESOFT(R) LOGO]

                                      2003

                                  Updating Q3

                                    Guidance

                                                           [PEOPLESOFT(R) LOGO]

2003 Update

Updated Q3 Guidance

-    License Revenue    $135 - $150

-    Total Revenue      $575 - $590

-    Pro Forma EPS*     $.10 - $.11

                                    DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS

*EXCLUDING THE IMPACT OF PURCHASE ACCOUNTING ADJUSTMENTS

                                                            [PEOPLESOFT(R) LOGO]
--------------------------------------------------------------------------------

2003 Update**

Purchase Accounting P&L Impact

                                                              Q3
                                                              --
Pro Forma EPS                                            $.10 - $.11
Deferred Maintenance Impact                                ($.09)
In Process R&D Write off                                   ($.04)
Severance                                               ($.02 - $.03)
Facilities Restructuring
Amortization                                            ($.04 - $.05)
                                                        -------------
  Projected GAAP EPS                                    ($.09 - $.10)
                                                        -------------

DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS

----------
** This bottom section is included on this page for purposes of this amendment to Schedule 14D-9 only and does not appear on this page in the original power point presentation materials.

2003 Update

 Q3 Consolidation time line

     -    July 1st to July 17:

          -    0% JDEC ownership, no consolidation

     -    July 18th to August 29th:

          -    85% ownership; results net of minority interest

     -    August 29th to September 30th:

          -    100% consolidation

                                                           [PEOPLESOFT(R) LOGO]

                                      2003

                                  Updating Q4

                                    Guidance

                                                           [PEOPLESOFT(R) LOGO]

2003 Update

UPDATED Q4 GUIDANCE

    - License Revenue                       $160 - $175

    - Total Revenue                         $615 - $630

    - Pro Forma EPS*                        $.16 - $.17

                                    DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS

*EXCLUDING THE IMPACT OF PURCHASE ACCOUNTING ADJUSTMENTS

                                                            [PEOPLESOFT(R) LOGO]

--------------------------------------------------------------------------------

2003 Update**

Purchase Accounting P&L Impact

                                                                      Q4
                                                                      --
Pro Forma EPS                                                    $.16 - $.17
Deferred Maintenance Impact                                        ($.12)
In Process R&D Write off
Severance
Facilities Restructuring                                        ($.01 - $.02)
Amortization                                                    ($.04 - $.05)
                                                                -------------
  Projected GAAP EPS                                            ($.01 - $.02)
                                                                -------------

DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS

----------
** This bottom section is included on this page for purposes of this amendment to Schedule 14D-9 only and does not appear on this page in the original power point presentation materials.

2003 Update

FULL YEAR 2003

      - License Revenue                     $485 - $515

      - Total Revenue                       $2,145 - $2,175

      - Pro Forma EPS*                      $.52 - $.55

                                    DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS

*EXCLUDING THE IMPACT OF PURCHASE ACCOUNTING ADJUSTMENTS

                                                            [PEOPLESOFT(R) LOGO]

--------------------------------------------------------------------------------

                                                            FY 2003
                                                        --------------
FORECAST NET INCOME PER SHARE RECONCILIATION:**
Net income per share from recurring operations          $  0.52 - 0.55
   Deferred maintenance write-down                               (0.21)
   Amortization of acquired intangible assets               (0.08-0.10)
   Acquired in-process research and development charges          (0.04)
   Facilities and headcount restructuring charges         (0.06 - 0.08)
                                                        ==============
GAAP diluted income per share                           $    0.11-0.13
                                                        ==============

----------
** This bottom section is included on this page for purposes of this amendment to Schedule 14D-9 only and does not appear on this page in the original power point presentation materials.

2003 Update

Purchase Accounting P&L Impact

                                          Q3                  Q4
                                          --                  --
Pro Forma EPS                        $.10 - $.11          $.16 - $.17
Deferred Maintenance Impact            ($.09)                ($.12)
In Process R&D Write off               ($.04)
Severance                           ($.02 - $.03)
Facilities Restructuring                                 ($.01 - $.02)
Amortization                        ($.04 - $.05)        ($.04 - $.05)
                                    ---------------------------------
  Projected GAAP EPS                ($.09 - $.10)        ($.01 - $.02)
                                    ---------------------------------

DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS

                                                            [PEOPLESOFT(R) LOGO]

Purchase Accounting

                                                                 ($ in millions)

TOTAL CONSIDERATION
      Cash & Stock                          $ 1,790
      Options Assumed                       $    83
      Assumed Liabilities                   $   106
      Acquisition Costs                     $    20
                                            -------
           TOTAL                            $ 1,999
                                            -------

Incremental Amortization = $20 - $25 million per quarter

                                                            [PEOPLESOFT(R) LOGO]

Purchase Accounting

                                                                 ($ in millions)

PURCHASE PRICE ALLOCATION
    Net Tangible Assets                     $    478
    Intangible Assets                       $    699
    Deferred Taxes/Other                    $   (228)
    IP R&D                                  $     14
    Goodwill                                $  1,036
                                            --------
       TOTAL                                $  1,999
                                            --------

  Incremental Amortization = $20 - $25 million per quarter

                                                            [PEOPLESOFT(R) LOGO]

$350 MILLION STOCK BUYBACK

     - Accretive to 2004 earnings by $.03 per share

     - Expect to be completed by December 31

     - Estimated cash after completion = $1 billion

                                                           [PEOPLESOFT(R) LOGO]

Summary

- Increasing Q3 Guidance

- Increasing Q4 Guidance

- 2004 Guidance -

   - Significant accretive impact on 2004

   - Detailed synergy expectations

- $350 Million Stock Buy Back

                                                            [PEOPLESOFT(R) LOGO]

                                                            [PEOPLESOFT(R) LOGO]

                                                          PeopleSoft Analyst Day
                                                               September 4, 2003

                                                            [PEOPLESOFT(R) LOGO]

                                   Ram Gupta

                           Executive Vice President,
                             Products & Technology

                            More products for 11,000
                                   customers

                             Dramatically superior
                                    products

                                                            [PEOPLESOFT(R) LOGO]

Integration

-    Corporate Real Estate Management

        -    Q4 2003

-    Supplier Relationship Management

        -    Q4 2003

-    Plant Manufacturing & Advanced Planning

        -    Q4 2003

-    Asset Management

        -    Q1 2004

                                                            [PEOPLESOFT(R) LOGO]

                            More products for 11,000
                                   customers

                             Dramatically superior
                                    products

                                                            [PEOPLESOFT(R) LOGO]

Intellectual Property Transference

                           CUSTOMER RELATIONSHIP MGMT

                             HR / BENEFITS / PAYROLL

                                   FINANCIALS

                                  DISTRIBUTION

                                  MANUFACTURING

                              SUPPLY CHAIN PLANNING

                                ASSET MANAGEMENT

                             REAL ESTATE MANAGEMENT

                                   JDEDWARDS 5

                                  PEOPLESOFT 8

                           SUPPLIER RELATIONSHIP MGMT

                                PERFORMANCE MGMT

                               SERVICE AUTOMATION

                            LEARNING / INCENTIVE MGMT

                           CUSTOMER RELATIONSHIP MGMT

                             HR / BENEFITS / PAYROLL

                                   FINANCIALS

                                  DISTRIBUTION

                                  MANUFACTURING

                              SUPPLY CHAIN PLANNING

Intellectual Property Transference

     ENTERPRISEONE                                         ENTERPRISE
SUPPLIER RELATIONSHIP MGMT                           SUPPLIER RELATIONSHIP MGMT

     PERFORMANCE MGMT                                     PERFORMANCE MGMT

    SERVICE AUTOMATION                                   SERVICE AUTOMATION

LEARNING / INCENTIVE MGMT                            LEARNING / INCENTIVE MGMT

CUSTOMER RELATIONSHIP MGMT                           CUSTOMER RELATIONSHIP MGMT

 HR / BENEFITS / PAYROLL                              HR / BENEFITS / PAYROLL

        FINANCIALS                                           FINANCIALS

       DISTRIBUTION                                         DISTRIBUTION

      MANUFACTURING                                        MANUFACTURING

  SUPPLY CHAIN PLANNING                                SUPPLY CHAIN PLANNING

     ASSET MANAGEMENT                                     ASSET MANAGEMENT

  REAL ESTATE MANAGEMENT                             REAL ESTATE MANAGEMENT

PeopleSoft Product Families

                             PEOPLESOFT ENTERPRISE

                            PEOPLESOFT ENTERPRISEONE

                                PEOPLESOFT WORLD

                                                            [PEOPLESOFT(R) LOGO]

2004 Roadmap Highlights

                                       1H                            2H
                               - Service & Warranty          - Asset Management
Enterprise                       Management                  - Real Estate Mgmt
                                                             - Distribution

                               - Planning &                  - Sourcing and E-
                                 Budgeting                     Procurement
EnterpriseOne                  - Cash Management             - Customer
                               - Service                       Relationship Mgmt
                                 Automation                  - Learning
                                                               Management

                                                            [PEOPLESOFT(R) LOGO]

                                                            [PEOPLESOFT(R) LOGO]

                                                          PeopleSoft Analyst Day
                                                               September 4, 2003

                                                            [PEOPLESOFT(R) LOGO]

                                Phil Wilmington

                            Executive Vice President

                                    Americas

                                                          PEOPLESOFT ANALYST DAY

Field Resources

-    Over 2000 Selling and Demonstrating

-    Over 4000 Consulting Professionals

-    36 Countries

-    Customers in over 150 Countries

                       Over 6000 Selling and Implementing
                         PeopleSoft Solutions Globally

                                                            [PEOPLESOFT(R) LOGO]

                                Field Deployment

                                                            [PEOPLESOFT(R) LOGO]

Field Readiness

-    Sales Training

-    Sales Tools

-    Sales Consultants

-    Sales Operations

                                                            [PEOPLESOFT(R) LOGO]

                               Market Opportunity

                                                            [PEOPLESOFT(R) LOGO]

                              Customer Commitment

                                                            [PEOPLESOFT(R) LOGO]

                                                            [PEOPLESOFT(R) LOGO]

                                                          PeopleSoft Analyst Day
                                                               September 4, 2003

                                                            [PEOPLESOFT(R) LOGO]

                                Michael Gregoire

                            Executive Vice President
                           PeopleSoft Global Services

2000 -- 2003 Performance Comparison

      KEY METRICS                2000 RESULTS                 2003 RESULTS
      -----------                ------------                 ------------
Utilization                           50%                          65 - 75%

% Prime Projects                       3%                               20%

Deliver global projects             None                         Every Day

Attrition                             22%                     Less than 10%

                                                            [PEOPLESOFT(R) LOGO]

Growing Global Services Revenue

- EnterpriseOne Upgrade Cycle

- Expanding Solution Center Offerings

- Growing Education Revenue

- Implementing New Products

                                                            [PEOPLESOFT(R) LOGO]

Attacking Our Cost Structure

- Increase Management Span of Control

- Increase Utilization

- Leverage Our Off Shore Solution Center

                                                            [PEOPLESOFT(R) LOGO]

Summary

- Integration is on Track

- Experienced Leadership

- Maintain Our Proven Track Record

- Major Contributor to PeopleSoft's Performance

                                                            [PEOPLESOFT(R) LOGO]

                                                            [PEOPLESOFT(R) LOGO]

                                                          PeopleSoft Analyst Day
                                                               September 4, 2003

                                                            [PEOPLESOFT(R) LOGO]

                                     Q & A

                                                            [PEOPLESOFT(R) LOGO]

                                                          PeopleSoft Analyst Day
                                                               September 4, 2003

================================================================================

                            Non-GAAP Financial Measures

Certain financial information and projected results of operations referenced in the PeopleSoft Analyst Day presentation on September 4, 2003 included non-GAAP financial measures.

The Company uses non-GAAP financial measures because they provide meaningful information regarding the Company's operational performance and facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results.

The Company uses non-GAAP financial measures in projections of future performance and results based on the Company's best estimates and what the Company believes are reasonable and appropriate assumptions to provide what the Company believes is meaningful information to shareholders and analysts.

The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency. The Company has reported similar non-GAAP financial measures to investors and believes that the inclusion of comparative numbers provides for greater comparability in our financial reporting. The non-GAAP to GAAP reconciliations are filed as exhibit (a)(54) to Amendment No. 8 to the Company's Solicitation/Recommendation Statement on
Schedule 14D-9 relating to Oracle's hostile tender offer for all outstanding Company capital stock.

The non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.